Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement on Form S-1/A Amendment No. 7 of our report dated January 2, 2009, relating to the financial statements of Inter-Pacific Arts Corp. and Affiliate which appear in such registration statement.  We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Goldman Parks Kurland Mohidin LLP

Goldman Parks Kurland Mohidin LLP
Encino, California
December 11, 2009